UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

PALISADE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33672	52-2007292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on December 16, 2020, Palisade Bio, Inc. (“Company”) (fka Seneca Biopharma, Inc.) licensed certain patents and technologies, including a sublicense, of its NSI- 189 assets (“189 License”), along with a purchase option through December 16, 2023. On October 18, 2021, the Company agreed to amend the 189 License to allow the licensee to currently exercise its purchase option thereunder. The Company then entered into an Asset Transfer Agreement (“ATA”) whereby the licensee (“Purchaser”) purchased the assets underlying the 189 License (“Purchased Assets”) for an upfront fee of five hundred thousand dollars ($500,000) along with the assumption of certain obligations and liabilities. As part of the transaction, the Company agreed to credit the Purchaser for the initial one hundred thousand dollars ($100,000) previously paid in connection with the 189 License, resulting in gross proceeds to the Company of four hundred thousand dollars ($400,000). The ATA also provides for up to $4.5 million upon the occurrence of one or more of the following events: (i) the first dosing of the first patient in a Phase III Clinical Trial (FPFD”) from a product derived from the Purchased Assets, in which case the Purchaser will pay the Company a one-time non-refundable milestone payment of one million five hundred thousand dollars ($1,500,000); (ii) the first market approval of a product derived from the Purchased Assets, in the United States or Europe, in which case the Purchaser will pay the Company a one-time, non-refundable milestone payment of three million dollars ($3,000,000); or (iii) the licensing or sale of the Purchased Assets prior to FPFD, in which case Company is entitled to twenty percent (20%) of any consideration received by the Purchaser.

As previously disclosed, on April 27, 2021, the Company entered into a Contingent Value Rights Agreement (“CVR Agreement”) related to the monetization of the Company’s legacy assets that were previously being developed. Pursuant to the terms of the CVR Agreement, no distribution is required to be made to the holders of the Contingent Value Right (“CVR”) if such distribution would be less than five hundred thousand dollars ($500,000). Accordingly, the gross proceeds from the sale of the Purchased Assets, less any applicable transaction costs and expenses, are being deposited into the CVR escrow to be used to pay costs and expenses associated with the monetization of the Company’s other legacy asset, NSI-566, which such costs and expenses may include but not be limited to: financial advisory and consulting fees, legal fees, and any other fees associated with the monetization. There can be no assurance that NSI-566 will ever be successfully monetized or that CVR holders will receive any distributions from the sale or licensing of the legacy assets.

On October 22, 2021, the Company announced the ATA. A copy of the press release is attached to this Current Report as Exhibit 99.01.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including statements. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this document include, without limitation, statements regarding the Company’s use of proceeds from the ATA. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with market conditions and intellectual property assets, generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.01	Press Release Dated October 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Palisade Bio, Inc.

By:	/s/ Thomas M. Hallam
Name:	Thomas M. Hallam
Title:	Chief Executive Officer

Date: October 22, 2021